UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2011

99¢ ONLY STORES
(Exact Name of Registrant as Specified in Charter)

California	1-11735	95-2411605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of Principal Executive Offices)	(Zip Code)

 (323) 980-8145
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 7, 2011, the Company held its Annual Meeting.

The following items were voted on by shareholders at the Annual Meeting and listed below are the final voting results:

1.	The shareholders elected the following individuals to the Company’s Board of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
David Gold	50,274,341	5,258,328	22,081	7,824,840
Eric Schiffer	50,907,013	4,625,628	22,109	7,824,840
Jeff Gold	50,337,344	5,195,196	22,210	7,824,840
Eric G. Flamholtz	54,367,964	1,161,510	25,276	7,824,840
Lawrence Glascott	55,062,626	470,054	22,070	7,824,840
Marvin Holen	53,764,237	1,768,443	22,070	7,824,840
Peter Woo	55,246,424	285,994	22,332	7,824,840

2.
The shareholders approved, on an advisory basis, the compensation of the named executive officers disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion set forth in the Proxy Statement filed on July 27, 2011:

For	Against	Abstain	Broker Non-Votes
52,899,526	2,430,061	225,163	7,824,840

3.	The shareholders approved, on an advisory basis, a three-year frequency of future advisory votes on our Executive Compensation program:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
14,232,462	198,490	40,856,678	267,120	7,824,840

In light of this recommendation from the Company’s shareholders, which is consistent with the Board of Directors’ voting recommendation as described in the Proxy Statement, the Company has determined that it will include an advisory shareholder vote on executive compensation in the Company’s proxy materials every three years.

4.	The shareholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012:

For	Against	Abstain
63,218,569	115,942	45,079

5.	The shareholders did not approve a shareholder proposal regarding the election of an independent lead director:

For	Against	Abstain	Broker Non-Votes
18,756,528	36,776,061	22,161	7,824,840

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Date: September 13, 2011	By:	/s/ Eric Schiffer
Eric Schiffer
Chief Executive Officer